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                                                                    Exhibit 99.1

FOR RELEASE: Immediately

Contact:
Richard K. Arter             Investor Relations              941-362-1200
Richard J. Dobbyn            Chief Financial Officer         941-362-1200

            SUN HYDRAULICS CORPORATION REPORTS 2000 YEAR END RESULTS,
                    EPS OF $0.60 ON SALES OF $80 MILLION, AND
               DECLARES DIVIDEND OF $0.04 FOR 1ST QUARTER OF 2001

SARASOTA, FLA, March 7, 2001 - Sun Hydraulics Corporation (NASDAQ: SNHY) today announced net sales for the year ended December 30, 2000, were $80.0 million, an increase of 13.6% compared to net sales of $70.4 million for the year ended January 1, 2000. Net income for 2000 was $3.9 million, or 4.9% of net sales, compared to $1.8 million, or 2.6% of net sales for 1999. Basic and diluted earnings per share for the year ended December 30, 2000, were $0.61 and $0.60, respectively, compared to $0.29 and $0.28 for the year ended January 1, 2000.

Sun's shipments for the year continued to outperform the industry as a whole based on United States National Fluid Power Association statistics which reported a 3.8% growth in total hydraulic shipments in 2000 compared to 1999.

Net sales for the quarter ended December 30, 2000, were $17.5 million, essentially the same as the fourth quarter of 1999. Net income for the quarter ended December 30, 2000, was $0.7 million, equal to the fourth quarter of 1999. Both basic and diluted earnings per share for the fourth quarter of 2000 were $0.10.

"We are especially pleased that despite the fourth quarter's lower shipment levels, our gross profit as a percentage of sales for the quarter held up favorably," said Allen Carlson, Sun Hydraulics president. "Sun's production personnel did a great job of keeping product costs in line given the lower volume of shipments, while at the same time continuing to improve customer service levels.

"The order slowdown that started at the end of the second quarter continued through the fourth quarter," Carlson said. "The majority of the decrease in demand was in North American markets and is related to the general slowdown in the manufacturing sector. However, year to date orders through February 2001 are at a run rate that is more than 20% higher than last quarter. Shipments for the first quarter of 2001 are projected to be about 9% higher than last quarter.

"The capacity expansion investments that Sun has made over the last three years began to produce favorable results during 2000. Product delivery performance improved dramatically and productivity increased," Carlson stated. "Sun is poised to capitalize on a future rebound in the manufacturing sector and can react quickly to an increase in demand. We will continue to invest and add capacity to meet future growth."

Sun Hydraulics Corporation declared a $0.04 per share dividend on its common stock. The dividend is payable on April 15, 2001, to shareholders of record as of March 31, 2001.

Sun Hydraulics Corporation is a leading designer and manufacturer of high performance screw-in hydraulic cartridge valves and manifolds for worldwide industrial and mobile markets. For more information about Sun, please visit our website at www.sunhydraulics.com.



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Sun Hydraulics Corporation will broadcast its 4th quarter and 2000 year end financial results conference call with analysts live over the Internet at 2:30 P.M. E.S.T., today, March 7, 2001. To listen go to http://investor.sunhydraulics.com/medialist.cfm.

FORWARD-LOOKING INFORMATION

        Certain oral statements made by management from time to time and certain statements contained herein that are not historical facts are "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934 and, because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements, including those in Management's Discussion and Analysis of Financial Condition and Results of Operations are statements regarding the intent, belief or current expectations, estimates or projections of the Company, its Directors or its Officers about the Company and the industry in which it operates, and assumptions made by management, and include among other items, (i) the Company's strategies regarding growth, including its intention to develop new products; (ii) the Company's financing plans; (iii) trends affecting the Company's financial condition or results of operations; (iv) the Company's ability to continue to control costs and to meet its liquidity and other financing needs; (v) the declaration and payment of dividends; and (vi) the Company's ability to respond to changes in customer demand domestically and internationally, including as a result of standardization. Although the Company believes that its expectations are based on reasonable assumptions, it can give no assurance that the anticipated results will occur.

         Important factors that could cause the actual results to differ materially from those in the forward-looking statements include, among other items, (i) the economic cyclicality of the capital goods industry in general and the hydraulic valve and manifold industry in particular, which directly affect customer orders, lead times and sales volume; (ii) conditions in the capital markets, including the interest rate environment and the availability of capital; (iii) changes in the competitive marketplace that could affect the Company's revenue and/or cost bases, such as increased competition, lack of qualified engineering, marketing, management or other personnel, and increased labor and raw materials costs; (iv) changes in technology or customer requirements, such as standardization of the cavity into which screw-in cartridge valves must fit, which could render the Company's products or technologies noncompetitive or obsolete; (v) new product introductions, product sales mix and the geographic mix of sales nationally and internationally; and
(vi) changes relating to the Company's international sales, including changes in regulatory requirements or tariffs, trade or currency restrictions, fluctuations in exchange rates, and tax and collection issues. Further information relating to factors that could cause actual results to differ from those anticipated is included but not limited to information under the heading "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Form 10-Q for the quarter ended September, 30, 2000, and under the heading "Business" and particularly under the subheading, "Business Risk Factors" in the Company's Form 10-K for the year ended January 1, 2000. The Company disclaims any intention or obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise.




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SUN HYDRAULICS CORPORATION - DECEMBER 30, 2000
CONSOLIDATED STATEMENTS OF INCOME
(in thousands except per share data)

                                   Three Months Ended         Twelve Months Ended
                                December 30,   January 1,   December 30,   January 1,
                                    2000          2000          2000          2000
                                   -------       -------       -------       -------
Net sales                          $17,537       $17,801       $79,967       $70,449
Cost of sales                       12,816        13,239        58,502        54,034
Gross profit                         4,721         4,562        21,465        16,415
Selling, engineering and
     administrative expenses         3,344         3,158        14,109        12,378
Operating income                     1,377         1,404         7,356         4,037
Interest expense                       218           261         1,114           954
Miscellaneous expense                  138           108           323           420
Income before income taxes           1,021         1,035         5,919         2,663
Income tax provision                   354           300         1,998           833
Net income                             667           735       $ 3,921       $ 1,830
Basic net income
     per common share                 0.10          0.12          0.61          0.29
Basic weighted average
     shares outstanding              6,385         6,385         6,385         6,380
Diluted net income
     per common share                 0.10          0.11          0.60          0.28
Diluted weighted average
     shares outstanding              6,570         6,571         6,574         6,569

Note: 1999 numbers have been adjusted to properly classify freight revenue and costs in accordance with Emerging Issues Task Force (EITF) Issue No. 00-10, "Accounting For Shipping and Handling Fees and Costs."

CONSOLIDATED BALANCE SHEETS
(in thousands)

                                                          December 30,    January 1,
                                                              2000          2000
                                                             -------       -------
Assets
Current assets:
  Cash and cash equivalents                                  $ 2,698       $ 1,122
  Accounts receivable, net of allowance for
      doubtful accounts of $163 and $196                       6,112         6,260
  Inventories                                                  9,033         8,131
  Taxes Receivable                                                --           455
  Other current assets                                           536           591
      Total current assets                                    18,379        16,559
Property, plant and equipment, net                            44,984        46,529
Other assets                                                   1,011           986
Total assets                                                 $64,374       $64,074



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
Liabilities and Shareholders' Equity
Current liabilities:
  Accounts payable                                           $ 1,787       $ 2,712
  Accrued expenses and other liabilities                       1,585         1,464
  Long-term debt due after one year                            1,731         3,033
  Notes payable to related parties due within one year            48           378
  Dividends payable                                              255           255
  Income taxes payable                                           315            --
      Total current liabilities                                5,721         7,842
Long-term debt due after one year                             10,180        10,830
Notes payable to related parties due after one year               53           101
Deferred income taxes                                          4,106         4,125
Deferred royalties                                               478            --
      Total liabilities                                       20,538        22,898
Shareholders' equity:
  Preferred stock                                                 --            --
  Common stock                                                     6             6
  Capital in excess of par value                              24,486        24,486
  Retained earnings                                           19,073        16,173
  Equity adjustment for foreign currency translation             271           511
      Total shareholders' equity                              43,836        41,176
Total liabilities and shareholders' equity                   $64,374       $64,074






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